AMENDMENT NO. 5 TO

TRANSFER AGENCY AGREEMENT

This Amendment No. 5 (this "Amendment No. 5") between ProFunds, Access One Trust, and ProFunds Distributors, Inc. (collectively, the "Clients") and FIS Investor Services LLC, formerly known as SunGard Investor Services LLC (assignee of Citi Fund Services Ohio, Inc., assignee of BISYS Fund Services Ohio Inc.) ("FIS") is entered into as of July 26, 2021, and amends the Transfer Agency Services Agreement between FIS and the Clients dated January 1, 2007, as amended on each of March 19, 2009, April 1, 2015, April 1, 2018, and March 1, 2020 (as amended, the "Agreement").

All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement, except that (i) all references in the Agreement to "SunGard Investor Services LLC" or "Citi Fund Services Ohio, Inc." or "BISYS Fund Services Ohio Inc." shall be read as references to "FIS Investor Services LLC," (ii) all references in the Agreement to "SIS" shall be read as references to "FIS," and (iii) all references in sections 2 and 4 of the Agreement to BFI shall mean "FIS Investor Services or the properly appointed successor custodian."

WHEREAS, FIS and the Clients wish to enter into this Amendment No. 5 in order to (i) update Schedule B and Schedule C to reflect a new service to be provided by FIS to Clients and the fees for such service and (ii) remove Access One Trust as a party to the Agreement as amended by this Amendment No. 5.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Clients and FIS hereby agree as follows:

1.Schedule B.

(a)As of January 1, 2021, the following item (e) shall be added after item (d) under Section 7. Additional Services of Schedule B of the Agreement:

"(e) Profile II Services.

FIS will populate the Mutual Fund Profile II database of the NSCC ("Profile II") with the appropriate data for the pertinent record types with respect to the Funds listed in Appendix B-7 hereto ("ProFunds").

FIS will obtain the information set forth above from FIS' internal records, ProFunds' prospectuses and other ProFunds documents and third parties that provide services to the ProFunds or to FIS. FIS will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis, but FIS cannot guarantee that such information will be accurate or timely updated."

(b) As of January 1, 2021, the following Appendix B-7 shall be added to the

Agreement:

Appendix B-7

Access One Trust Funds:
ACCESS FLEX HIGH YIELD-INV	BASIC MATERIALS-INV	RISING RATES-SVC

ACCESS FLEX HIGH YIELD-SVC	REAL ESTATE-SVC	RISING RATES-INV

ACCESS FLEX BEAR HIGH YIELD-SVC	REAL ESTATE-INV	U.S. GOV PLUS-SVC

GOVERNMENT MONEY MARKET
ACCESS FLEX BEAR HIGH YIELD-INV	PROFUND-SVC	U.S. GOV PLUS-INV

ProFunds Funds:
BULL-SVC	ULTRAMID-CAP-SVC	BANKS-INV

NASDAQ-100-SVC	ULTRASMALL-CAP-SVC	BANKS-SVC

NASDAQ-100-INV	ULTRAJAPAN-INV	OIL EQUIPMENT & SERVICES-INV

OIL & GAS - SVC	BULL-INV	MID-CAP GROWTH-SVC

OIL & GAS - INV	ULTRAMID-CAP-INV	MID-CAP VALUE-SVC

UTILITIES-SVC	ULTRASMALL-CAP-INV	MID-CAP-SVC

UTILITIES-INV	ULTRABULL-INV	SMALL-CAP GROWTH-SVC

ULTRABULL-SVC	EUROPE 30-INV	OIL EQUIPMENT & SERVICES-SVC

INDUSTRIALS - SVC	EUROPE 30-SVC	SMALL-CAP VALUE-SVC

INDUSTRIALS - INV	ULTRASHORT NASDAQ-100-SVC	SMALL-CAP-SVC

TELECOMMUNICATIONS-SVC	ULTRASHORT NASDAQ-100-INV	MID-CAP GROWTH-INV

GOVERNMENT MONEY MARKET
TELECOMMUNICATIONS-INV	PROFUND-INV	MID-CAP VALUE-INV

TECHNOLOGY-SVC	ULTRANASDAQ-100-INV	MID-CAP-INV

TECHNOLOGY-INV	ULTRABEAR-INV	SMALL-CAP GROWTH-INV

COMMUNICATION SERVICES - INV	BEAR-INV	SMALL-CAP VALUE-INV

PRECIOUS METALS-SVC	FALLING U.S DOLLAR-INV	SMALL-CAP-INV

BEAR-SVC	RISING U.S DOLLAR-SVC	SHORT OIL & GAS - INV

PRECIOUS METALS-INV	RISING U.S DOLLAR-INV	SHORT PRECIOUS METALS-INV

RISING RATES OPPORTUNITY 10-
CONSUMER SERVICES - SVC	SVC	SHORT PRECIOUS METALS-SVC

RISING RATES OPPORTUNITY 10-
CONSUMER SERVICES - INV	INV	SHORT REAL ESTATE-INV

INTERNET-SVC	ULTRASHORT SMALL-CAP-SVC	SHORT REAL ESTATE-SVC

INTERNET-INV	ULTRASHORT SMALL-CAP-INV	ULTRACHINA-INV

HEALTH CARE - SVC	ULTRASHORT MID-CAP-SVC	ULTRASHORT JAPAN-INV

HEALTH CARE - INV	ULTRASHORT MID-CAP-INV	ULTRAINTERNATIONAL-INV

FINANCIALS - SVC	ULTRASHORT DOW 30-SVC	ULTRASHORT CHINA-SVC

FINANCIALS - INV	ULTRASHORT DOW 30-INV	ULTRASHORT CHINA-INV

ULTRABEAR-SVC	LARGE-CAP GROWTH-SVC	ULTRACHINA-SVC

PHARMACEUTICALS-INV	LARGE-CAP GROWTH-INV	ULTRALATIN AMERICA-INV

ULTRASHORT LATIN AMERICA-
SEMICONDUCTOR-SVC	LARGE-CAP VALUE-SVC	INV

SEMICONDUCTOR-INV	LARGE-CAP VALUE-INV	ULTRALATIN AMERICA-SVC

ULTRASHORT EMERGING
CONSUMER GOODS - SVC	ULTRA DOW 30-SVC	MARKETS-SVC

ULTRASHORT EMERGING
CONSUMER GOODS - INV	ULTRA DOW 30-INV	MARKETS-INV

BIOTECHNOLOGY-SVC	SHORT SMALL-CAP-SVC	ULTRAEMERGING MARKETS-SVC

BIOTECHNOLOGY-INV	SHORT SMALL-CAP-INV	ULTRAEMERGING MARKETS-INV

ULTRASHORT INTERNATIONAL-
BASIC MATERIALS-SVC	SHORT NASDAQ-100-SVC	SVC

ULTRASHORT INTERNATIONAL-
ULTRANASDAQ-100-SVC	SHORT NASDAQ-100-INV	INV

"

(c)As of April 26, 2021, Appendix B-7 shall be deleted in its entirety and the following Appendix B-7 shall be added to the Agreement:

Appendix B-7

ALL FUNDS LISTED BELOW ARE
PROFUNDS FUNDS:
ACCESS FLEX HIGH YIELD
PROFUND-INV	BASIC MATERIALS-INV	RISING RATES-SVC

ACCESS FLEX HIGH YIELD
PROFUND-SVC	REAL ESTATE-SVC	RISING RATES-INV

ACCESS FLEX BEAR HIGH YIELD
PROFUND-SVC	REAL ESTATE-INV	U.S. GOV PLUS-SVC

ACCESS FLEX BEAR HIGH YIELD	GOVERNMENT MONEY MARKET
PROFUND-INV	PROFUND-SVC	U.S. GOV PLUS-INV

BULL-SVC	ULTRAMID-CAP-SVC	BANKS-INV

NASDAQ-100-SVC	ULTRASMALL-CAP-SVC	BANKS-SVC

NASDAQ-100-INV	ULTRAJAPAN-INV	OIL EQUIPMENT & SERVICES-INV

OIL & GAS - SVC	BULL-INV	MID-CAP GROWTH-SVC

OIL & GAS - INV	ULTRAMID-CAP-INV	MID-CAP VALUE-SVC

UTILITIES-SVC	ULTRASMALL-CAP-INV	MID-CAP-SVC

UTILITIES-INV	ULTRABULL-INV	SMALL-CAP GROWTH-SVC

ULTRABULL-SVC	EUROPE 30-INV	OIL EQUIPMENT & SERVICES-SVC

INDUSTRIALS - SVC	EUROPE 30-SVC	SMALL-CAP VALUE-SVC

INDUSTRIALS - INV	ULTRASHORT NASDAQ-100-SVC	SMALL-CAP-SVC

TELECOMMUNICATIONS-SVC	ULTRASHORT NASDAQ-100-INV	MID-CAP GROWTH-INV

GOVERNMENT MONEY MARKET
TELECOMMUNICATIONS-INV	PROFUND-INV	MID-CAP VALUE-INV

TECHNOLOGY-SVC	ULTRANASDAQ-100-INV	MID-CAP-INV

TECHNOLOGY-INV	ULTRABEAR-INV	SMALL-CAP GROWTH-INV

COMMUNICATION SERVICES - INV	BEAR-INV	SMALL-CAP VALUE-INV

PRECIOUS METALS-SVC	FALLING U.S DOLLAR-INV	SMALL-CAP-INV

BEAR-SVC	RISING U.S DOLLAR-SVC	SHORT OIL & GAS - INV

PRECIOUS METALS-INV	RISING U.S DOLLAR-INV	SHORT PRECIOUS METALS-INV

RISING RATES OPPORTUNITY 10-
CONSUMER SERVICES - SVC	SVC	SHORT PRECIOUS METALS-SVC

RISING RATES OPPORTUNITY 10-
CONSUMER SERVICES - INV	INV	SHORT REAL ESTATE-INV

INTERNET-SVC	ULTRASHORT SMALL-CAP-SVC	SHORT REAL ESTATE-SVC

INTERNET-INV	ULTRASHORT SMALL-CAP-INV	ULTRACHINA-INV

HEALTH CARE - SVC	ULTRASHORT MID-CAP-SVC	ULTRASHORT JAPAN-INV

HEALTH CARE - INV	ULTRASHORT MID-CAP-INV	ULTRAINTERNATIONAL-INV

FINANCIALS - SVC	ULTRASHORT DOW 30-SVC	ULTRASHORT CHINA-SVC

FINANCIALS - INV	ULTRASHORT DOW 30-INV	ULTRASHORT CHINA-INV

ULTRABEAR-SVC	LARGE-CAP GROWTH-SVC	ULTRACHINA-SVC

PHARMACEUTICALS-INV	LARGE-CAP GROWTH-INV	ULTRALATIN AMERICA-INV

ULTRASHORT LATIN AMERICA-
SEMICONDUCTOR-SVC	LARGE-CAP VALUE-SVC	INV

SEMICONDUCTOR-INV	LARGE-CAP VALUE-INV	ULTRALATIN AMERICA-SVC

ULTRASHORT EMERGING
CONSUMER GOODS - SVC	ULTRA DOW 30-SVC	MARKETS-SVC

ULTRASHORT EMERGING
CONSUMER GOODS - INV	ULTRA DOW 30-INV	MARKETS-INV

BIOTECHNOLOGY-SVC	SHORT SMALL-CAP-SVC	ULTRAEMERGING MARKETS-SVC

BIOTECHNOLOGY-INV	SHORT SMALL-CAP-INV	ULTRAEMERGING MARKETS-INV

ULTRASHORT INTERNATIONAL-
BASIC MATERIALS-SVC	SHORT NASDAQ-100-SVC	SVC

ULTRASHORT INTERNATIONAL-
ULTRANASDAQ-100-SVC	SHORT NASDAQ-100-INV	INV

2.As of January 1, 2021, the following shall be added to the end of Schedule C Transfer Agent Fees of the Agreement:

"The following fees shall be payable by Client to FIS for Profile II Services:

One-Time Fee:

Initial service and implementation of funds on Profile II

$30,000 ($250 per CUSIP), payable by Client upon receipt of FIS' invoice.

Recurring Fees (includes oversight and management of services):

1-100 CUSIPS	$2,500 / Month ($25 per CUSIP per Month)
101 up to 150 CUSIPS	$300 / Month ($15 per CUSIP per Month)*

*The monthly charges are based on 120 CUSIPS listed in Appendix B-7."

3.As of April 26, 2021, Access One Trust shall be removed as a party to the Agreement and all references to Access One Trust shall be deleted from the Agreement.

4.Miscellaneous.

(a)This Amendment No. 5 supplements and amends the Agreement. The provisions set forth in this Amendment No. 5 supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein. After the effective dates of each provision of this Amendment No. 5 each reference to the Agreement in every other agreement, contract or instrument to which the parties are bound that are related to the transfer agency services provided under the Agreement, shall hereafter be construed as a reference to the Agreement as amended by this Amendment No. 5.

(b)No amendment or modification to this Amendment No. 5 shall be valid unless made in writing and executed by both parties hereto.

(c)This Amendment No. 5 may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement. Facsimile, scanned image or electronic signatures are as valid as originals.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused the provisions of this Amendment No. 5 to become effective on the dates indicated herein.

FIS Investor Services LLC		ProFunds
By:	/s/Peggy Poche	By:	/s/Todd Johnson

Name: Peggy Poche
Name: Todd Johnson
Title:	Accounting Manager	Title:	President
Date:	August 9, 2021	Date:	July 23, 2021
ProFunds Distributors, Inc.		Access One Trust

By:	/s/Don Roberson	By:	/s/Todd Johnson
Name: Don Roberson
Name: Todd Johnson
Title:	President	Title:	President
Date:	July 23, 2021	Date:	July 23, 2021

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